FOR IMMEDIATE RELEASE

JOINT ANNOUNCEMENT BY

LOCAL INSIGHT MEDIA, LP AND CBD MEDIA LLC

LOCAL INSIGHT MEDIA, LP AND CBD MEDIA LLC COMPLETE

COMBINATION OF THEIR PRINT AND INTERNET DIRECTORY BUSINESSES

ENGLEWOOD, COLORADO and CINCINNATI, OHIO, March 21, 2007 – Local Insight Media, LP (“Local Insight”) and CBD Media LLC (“CBD Media”) today announced that they have completed the combination of their businesses.

With the conclusion of this transaction, CBD Media, the leading publisher of print and online directories in the Greater Cincinnati area, will operate as a wholly owned, indirect subsidiary of Local Insight. CBD Media will continue to publish print directories under the Cincinnati Bell Yellow Pages brand and offer online search services at www.CincinnatiBellYellowPages.com. CBD Media’s management will remain with the combined company.

Local Insight, a portfolio company of Welsh, Carson, Anderson & Stowe, is a leading provider of print directories and Internet-based local search services in the Greater Cincinnati area, Alaska and the Caribbean. As a result of this transaction, Welsh, Carson, Anderson & Stowe retains a majority ownership interest in Local Insight, and Spectrum Equity Investors (which previously indirectly owned approximately 95% of CBD Media) owns a substantial minority stake in Local Insight. The combined company has consolidated annual revenues in excess of $225 million.

Wachovia Securities acted as exclusive financial advisor to Local Insight in the transaction. Wachovia Securities, Lehman Brothers Inc., Merrill Lynch & Co. and General Electric Capital Corporation provided the financing necessary to consummate the transaction. Merrill Lynch & Co. and Lehman Brothers Inc. acted as financial advisors to CBD Media in the transaction.

Scott Pomeroy, Local Insight’s President and CEO, said: “The combination of Local Insight and CBD Media is another major achievement for us, creating the fifth largest directory publisher in the United States.  Doug Myers and his team have done an exceptional job at CBD Media. For several years, they have delivered financial and operating results that lead the directory publishing industry. I am very excited about this combination, which should enable us to continue growing the company’s revenues and enhance performance across our range of print and digital directory products.”

Doug Myers, President and CEO of CBD Media, said: "The CBD Media team is delighted to be joining Local Insight. This combination will leverage the complementary strengths of our two companies, positioning the combined company to continue to meet its customers’ evolving print and on-line advertising needs. This transaction also leaves Local Insight well-situated for further expansion in the future.”

About Local Insight Media, LP

Local Insight Media, LP, through its subsidiaries, is a leading provider of print directories and Internet-based local search services in the Greater Cincinnati area, Alaska and the Caribbean. Local Insight indirectly owns CBD Media LLC, the leading publisher of print and online directories in the Cincinnati-Hamilton metropolitan area; ACS Media LLC, the largest publisher of print and Internet advertising directories in Alaska; and Caribe Servicios de Información Dominicana, S.A., the leading publisher of yellow and white pages directories in the Dominican Republic.  In addition, Local Insight indirectly owns 60% of Axesa Servicios de Información, S. en C., the largest directory publisher in Puerto Rico.

Local Insight is a portfolio company of Welsh, Carson, Anderson & Stowe (“WCAS”), which is one of the largest and most successful private equity investment firms in the United States. Since its founding in 1979, WCAS has organized 14 limited partnerships with total capital of over $16 billion.  In addition, Spectrum Equity Investors, a private equity firm, holds a substantial minority stake in Local Insight.

About CBD Media LLC

CBD Media LLC is the ninth largest directory publisher in the United States based on 2006 revenues. The Company is the exclusive directory publisher for Cincinnati Bell branded yellow pages in the Cincinnati-Hamilton metropolitan area, which is the 23rd largest metropolitan area in the country.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ significantly from those projected. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. CBD Media’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2006, include more information about factors that could affect CBD Media’s financial results.

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For further information:

Local Insight Media, LP

CBD Media LLC

John Fischer

Doug Myers

General Counsel

President and CEO

Tel:  303-524-1418

Tel:  513-397-6794